CUSIP No. 632307 10 4	13 G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Natera, Inc. is filed on behalf of each of us.

Dated: February 10, 2016

CLAREMONT CREEK VENTURES, L.P.

By: Claremont Creek Partners, LLC Its: General Partner

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

CLAREMONT CREEK PARTNERS FUND, L.P.

By: Claremont Creek Partners, LLC Its: General Partner

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

CLAREMONT CREEK PARTNERS, LLC

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

CLAREMONT CREEK VENTURES II, L.P. By: Claremont Creek Partners II, LLC Its: General Partner

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

CLAREMONT CREEK PARTNERS II, LLC

By:	/s/ Randall Hawks
Randall Hawks, Managing Director

/s/ Randall Hawks
Randall Hawks

/s/ Nathaniel Goldhaber
Nathaniel Goldhaber

/s/ Edward C. Driscoll
Edward C. Driscoll, Jr.